Exhibit 10.2

PARTNERRE LTD.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS SHARE PLAN

Effective May 16, 2012

SECTION 1. Purpose.

The purpose of the Plan is to enhance the ability of the Company to attract, retain and reward outside directors of the Company with equitable and competitive compensation opportunities and to allow outside directors of the Company to participate in the share ownership of the Company, thereby furthering the best interests of the Company and its shareholders.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Alternative Award” means an Award granted pursuant to Section 12.

(c) “Award” means any award of Share Appreciation Rights, Options, Restricted Share Units or Restricted Shares, or any Alternative Award or Other Share-Based Award, granted under the Plan.

(d) “Award Agreement” means any agreement, contract, or other instrument or document, which may be in electronic format, between the Company and a Participant setting forth the specific terms of an Award, which may, but need not, be executed or acknowledged by the Participant.

(e) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means, except as otherwise provided in a Participant’s Award Agreement,

(i) at any time during a period of 12 consecutive months, when any “person” within the meaning of Section 14(d) of the Exchange Act, other than the

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Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the then outstanding Shares;

(ii) at any time during a period of 12 consecutive months, when individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this definition, whose election, or nomination for election by the Company’s shareholders, was on the recommendation or with the approval of at least two-thirds of the directors comprising the Board at the beginning of such period (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board at the beginning of such period;

(iii) all or substantially all of the assets of the Company are sold, liquidated or distributed (in one or a series of related transactions); or

(iv) there occurs a reorganization, merger, consolidation, amalgamation or other corporate transaction (a “Transaction”), other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such Transaction.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations, and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i) “Committee” means the Nominating & Governance Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Company” means PartnerRe Ltd., a Bermuda corporation.

(k) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(l) “Fair Market Value” means (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of

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a Share as determined in good faith by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(m) “Intrinsic Value” with respect to a Share Appreciation Right or Option Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over the exercise price of such Award multiplied by (ii) the number of Shares covered by such Award.

(n) “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 8.

(o) “Other Share-Based Award” means an Award granted in accordance with the provisions in Section 11.

(p) “Outside Director” means any director of the Company who is not an employee of the Company or any of its Affiliates.

(q) “Participant” means the recipient of an Award granted pursuant to the Plan.

(r) “Plan” means this PartnerRe Ltd. Amended and Restated Non-Employee Directors Share Plan, as may be amended from time to time.

(s) “Plan Year” means, with respect to an Outside Director, the period commencing at the time of election of directors at an annual meeting of shareholders of the Company (or the election of a class of directors if the Company then has a classified board), or such Outside Director’s initial election or appointment to the Board if not at such an annual meeting of shareholders, and continuing until the close of business of the day preceding the next annual meeting of shareholders of the Company.

(t) “Policies” means policies established from time to time by the Board as set forth in Section 4.

(u) “Restricted Period” means, with respect to any Restricted Share Unit or Restricted Share, the period of time determined by the Committee during which such Restricted Share Unit or Restricted Share is subject to restrictions or forfeiture, as set forth in Section 9 and Section 10 and in the applicable Award Agreement.

(v) “Restricted Share” means a Share issued to a Participant pursuant to Section 10.

(w) “Restricted Share Unit” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each Restricted Share Unit represents a right to receive the value of one Share, upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Share Units may include the right to receive dividend equivalents.

(x) “Retainer Fees” means all retainer fees including, without limitation, meeting or chair fees, payable to an Outside Director in his or her capacity as such for services to the Board.

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(y) “Share Appreciation Right” means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of the grant of the Option.

(z) “Shares” means the common shares, par value US$1.00 per share, of the Company.

(aa) “Subsidiary” means any corporation of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda.

(bb) “Substitute Award” means an Award granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(cc) “Termination of Service” means the Participant’s ceasing to be a member of the Board for any reason.

SECTION 3. Eligibility.

All Outside Directors shall be eligible to receive Awards under this Plan. Substitute Awards may be granted to holders of options and other equity-based awards relating to the shares of a company acquired by the Company or with which the Company combines who become Outside Directors.

SECTION 4. Outside Director Awards.

(a) Awards shall be granted to Outside Directors in accordance with Policies established from time to time by the Board specifying (i) the classes of directors (if the Company then has a classified board) to be granted such Awards; (ii) the type or types of Awards to be granted to Participants under the Plan; (iii) the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards and (iv) the time(s) at which such Awards shall be granted and shall vest; provided, however, that the Policies shall not apply to any Substitute Awards.

(b) The maximum number of Shares to which all Awards granted to any Outside Director in a single Plan Year may relate shall not exceed 30,000 for the Chairman of the Board or 20,000 for any other Outside Director.

SECTION 5. Administration.

(a) The Plan shall be administered by the Committee, which may issue rules and regulations for administration of the Plan. All actions by the Committee shall be subject to and consistent with the Policies.

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(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of the Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, and to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, and to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) prescribe the form or forms of Award Agreements; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

SECTION 6. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 6(c), the number of Shares available for issuance under the Plan shall be 1,200,000, and the maximum aggregate number of Shares with respect to which Awards may be made under Section 9 and Section 10 shall be 800,000 (it being understood that the aggregate number of Shares available for Awards made under Section 9 and Section 10 after May 16, 2012 shall be 94,058). Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b) If any Shares subject to an Award or to an equity-based award granted under a prior plan of the Company (other than a Substitute Award and any Award granted out of the authorized shares of an acquired plan) expires, is canceled, forfeited, or otherwise terminates or is settled without the delivery of all the Shares underlying such Award or award (other than as a result of a net settlement, cashless exercise of an Option or similar arrangement), then the Shares subject to such Award or award shall again be, or shall become, available for issuance under the Plan. Shares becoming available for grant following any such forfeiture, termination, settlement or cancellation may be regranted as the same type of Award as the original Award, for purposes of the limits on Award types set forth in Section 6(a).

(c) In the event that, as a result of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to

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acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 6(a);

(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards; and

(iii) the grant, acquisition or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Shares underlying Substitute Awards and shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines shall not reduce the number of Shares remaining available for issuance under the Plan.

(e) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares.

SECTION 7. Share Appreciation Rights.

The Committee is authorized to grant Share Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan or Policies, as the Committee shall determine; provided, however, that the Policies shall not apply to any Substitute Awards. Share Appreciation Rights may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 8.

(a) The term of each Share Appreciation Right shall be fixed by the Committee but shall not exceed ten years from the date of grant of such Share Appreciation Right.

(b) The exercise price per Share under a Share Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value per Share on the date of grant of such Share Appreciation Right (or if granted in connection with an Option, on the grant date of such Option). Except in connection with an action taken pursuant to Section 6(c), no Share Appreciation Right shall be amended or replaced in any manner that would have the effect of reducing the exercise price of such Share Appreciation Right established at the time of grant thereof.

Amended and Restated Non-Employee Directors Share Plan August 2012

(c) Share Appreciation Rights shall vest and become exercisable in such manner and on such date or dates set forth in the Award Agreement as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Share Appreciation Rights, which acceleration shall not affect the terms and conditions of any such Share Appreciation Right other than with respect to vesting.

(d) Except as otherwise provided in the applicable Award Agreement, Share Appreciation Rights shall settle in Shares. If, and only if, a Share Appreciation Right is issued to a Participant who is not a U.S. taxpayer at the time of the grant of such Share Appreciation Right or exercise thereof, the value of the Shares otherwise deliverable to the Participant upon settlement of such Share Appreciation Right may, solely at the Committee’s discretion, be delivered in cash.

SECTION 8. Options.

The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan or Policies, as the Committee shall determine; provided, however, that the Policies shall not apply to any Substitute Awards.

(a) The term of each Option shall be fixed by the Committee but shall not exceed ten years from the date of grant of such Option.

(b) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value per Share on the date of grant of such Option. Except in connection with an action taken pursuant to Section 6(c), no Option shall be amended or replaced in any manner that would have the effect of reducing the exercise price of such Option established at the time of grant thereof.

(c) Options shall vest and become exercisable in such manner and on such date or dates set forth in the Award Agreement as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting.

(d) The Committee may determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

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(e) Except as otherwise provided in the applicable Award Agreement, Options shall settle in Shares.

SECTION 9. Restricted Share Units.

The Committee is authorized to grant Awards of Restricted Share Units to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan or Policies, as the Committee shall determine; provided, however, that the Policies shall not apply to any Substitute Awards.

(a) Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to receive any dividend equivalent or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b) Except as otherwise provided in the applicable Award Agreement, Restricted Share Units shall settle in Shares.

SECTION 10. Restricted Shares.

The Committee is authorized to grant Awards of Restricted Shares to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan or Policies, as the Committee shall determine; provided, however, that the Policies shall not apply to any Substitute Awards.

(a) Restricted Shares shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b) Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

(c) The Committee may provide in an Award Agreement that an Award of Restricted Shares is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Shares, the Participant shall be required to file promptly a copy of such election with the Company.

SECTION 11. Other Share-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to

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Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of an acquisition right granted under this Section 11 shall be acquired for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property or any combination thereof, as the Committee shall determine; provided that the acquisition price thereof shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

SECTION 12. Receipt of Alternative Awards in Lieu of Retainer Fees.

If and to the extent provided by the Policies, a Participant may elect to receive up to 100% of his or her Retainer Fees in Alternative Awards which may be Shares, Restricted Share Units, Options or other Awards, subject to such terms and conditions as the Committee shall determine.

SECTION 13. Effect of Termination of Service or a Change in Control on Awards.

(a) The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award.

(b) Except as otherwise provided in the applicable Award Agreement, in the event of a Change in Control, notwithstanding any vesting schedule established by the Committee, (i) with respect to an Award of Restricted Share Units or Restricted Shares, the Restricted Period shall lapse immediately with respect to the maximum number of Restricted Share Units or Restricted Shares subject to such Award, with effect from the day preceding the date of such Change in Control, and (ii) all outstanding Share Appreciation Rights and Options shall immediately vest and become exercisable.

(c) In the case of a Share Appreciation Right or Option Award, except as otherwise provided in the applicable Award Agreement, upon a Change in Control, a merger or consolidation involving the Company or any other event with respect to which the Committee deems it appropriate, the Committee may cause such Award to be canceled in consideration of (i) the full acceleration of such Award and either (A) a period of at least ten days prior to such Change in Control, merger, consolidation or other event to exercise the Award or (B) a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control, merger, consolidation or other event or (ii) a substitute award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such Award and shall include terms and conditions not less favorable to the Participant than the terms and conditions of such Award).

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SECTION 14. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise, or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(c) Except as otherwise specifically provided in the Plan, no person shall be entitled to any of the privileges of share ownership in respect of Shares subject to Awards granted hereunder until such Shares have been duly issued and the Participant has become the record owner thereof. All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(e) The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required and to which the Company is subject. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f) Except as may be provided in any Award Agreement, no Participant shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of, or to continue to provide services to, the Company or a Subsidiary. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

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(g) No amendment or modification of any provision of any Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that, without the Participant’s consent, the Company may amend or modify any Award Agreement as otherwise set forth in the applicable Award Agreement or amend or modify the Plan in accordance with the provisions of the Plan. No waiver of any breach or condition of any Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of any Award Agreement, or any waiver of any provision of any Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(h) Each Participant may, in accordance with procedures to be established by the Committee, designate in writing one or more persons as the Beneficiary who shall be entitled to receive the amounts payable with respect to Awards granted hereunder, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new such designation. In the event of any issue or question arising in respect of any Beneficiary designation, the Company shall be entitled to pay to the Participant’s estate any amounts owing to the Participant under the Plan or any Award.

(i) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(j) A Participant’s rights and interest under the Plan or under any Award, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant’s death, to a designated Beneficiary to the extent permitted by the Committee, or in the absence of such designation, by will or the laws of descent and distribution. Share Appreciation Rights and Options shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, Awards may be transferable, to the extent provided in the respective Award Agreement, to any person or entity who would be considered a “family member” of the Participant (as defined in General Instructions A1(a)(5) of Form S-8 registration statement under the U.S. Securities Act of 1933). The provisions of this Section 14(j) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(k) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

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SECTION 15. Nonexclusivity of the Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

SECTION 16. Amendment and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with applicable law or the rules of the stock market of exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall impair the rights of any Participant or holder or Beneficiary under any Award theretofore granted under the Plan without the consent of the affected Participant, holder or Beneficiary, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; provided further that, except as provided in Section 6(c), the Committee shall not without the approval of the Company’s shareholders (i) lower the exercise price per Share of a Share Appreciation Right or Option after it is granted or take any other action that would be treated as a repricing of such Award under the rules of the principal stock market or exchange on which the Company’s Shares are quoted or traded, or (ii) cancel a Share Appreciation Right or Option when the exercise price per Share exceeds the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control).

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 6(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 17. Effective Date of the Plan.

The Plan, as amended and restated, shall be effective as of May 16, 2012, the date of its approval by the shareholders of the Company.

SECTION 18. Term of the Plan.

No Award shall be granted under the Plan after the earliest to occur of (i) the ten-year anniversary of the effective date (i.e., May 16, 2022), (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 16(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 19. Section 409A and Section 457A of the Code.

(a) With respect to any Awards subject to Section 409A or Section 457A of the Code, the Plan is intended to comply with the requirements of Section 409A or Section 457A of the Code, as applicable, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A or Section 457A of the Code, as applicable, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(b) For the avoidance of doubt, nothing in the Plan is intended to guarantee that the Participants will not be subjected to the payment of “additional tax” or interest under Section 409A or Section 457A of the Code, and nothing in the Plan permits the Participants to seek or obtain such indemnification from the Company for any such “additional tax” or interest. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed.

Amended and Restated Non-Employee Directors Share Plan August 2012

SECTION 20. Data Protection.

By participating in the Plan, the participant consents to the holding and processing of personal information provided by the Participant to the Company or any Subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i) administering and maintaining Participant records;

(ii) providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(iii) providing information to future purchasers or merger partners of the Company or a Subsidiary, or the business in which the Participant works; and

(iv) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

SECTION 21. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of Bermuda without regard to conflicts of laws.

Amended and Restated Non-Employee Directors Share Plan August 2012